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                                                                   EXHIBIT 4.2.3

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (herein called this "Amendment") made as of the 5th day of March, 1999 by and among Inland Production Company, a Texas corporation, (herein called "Borrower"), Inland Resources Inc., a Washington corporation (herein called "Parent"), and Trust Company of the West, in its capacity as holder of the Note (in such capacity, "Noteholder"), and TCW Asset Management Company, in its capacities as Agent and Collateral Agent ("Agent").

                              W I T N E S S E T H:

                  WHEREAS, Borrower, Parent, Noteholder, and Agent, have entered into that certain Amended and Restated Credit Agreement dated as of September 11, 1998 (as amended, restated, or supplemented to the date hereof, the "Amended Agreement");

                  WHEREAS, Borrower, Parent, Agent Bank, and the Banks have entered into that certain Amended and Restated Credit Agreement dated as of September 11, 1998, (as amended, restated, or supplemented to the date hereof, the "Amended Bank Agreement'), for the purposes and consideration therein expressed, pursuant to which the Banks became obligated to make loans to Borrower as therein provided:

                  WHEREAS, Borrower, Parent, Noteholder, Agent, Agent Bank and Banks have entered into that certain Amended and Restated Intercreditor Agreement dated as of September 11, 1998, as amended, restated, or supplemented to the date hereof;

                  WHEREAS, Borrower, Parent, Noteholder and Agent desire to amend the Amended Agreement as provided herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Amended Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   Article I.

                           Definitions and References

         Section 1.1. Terms Defined in the Amended Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Amended Agreement shall have the same meaning whenever used in this Agreement.

                                  Article II.

                         Amendments to Amended Agreement

         Section 2.1. Deferral of Scheduled Interest Payments. Notwithstanding
Section 2.1 of the Amended Agreement, the interest accruing on the Notes for the period beginning on January 1, 1999 and ending June 30, 1999 and otherwise due on the Quarterly Payment Dates in March 1999


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and June 1999 (the "Deferred Interest") shall be deferred and be payable on the
Initial Amortization Date. The Deferred Interest shall bear interest at the Late Payment Rate, compounded quarterly, from the Quarterly Payment Dates on which it was originally due until paid.

         Section 2.2. Additional Covenant. Subsection 5.1(g) is hereby added to
Section 5.1 of the Amended Agreement immediately after Subsection 5.1(f) thereof as follows:

                  (g) Hedging Contracts. Within ten (10) days of receipt of a written request from Agent, on behalf of the Noteholder, Borrower shall enter into, or cause any other Related Person to enter into, any forward, swap or hedging contract with respect to projected hydrocarbon production or refined product production of any Related Person that Agent requests such Related Person enter into. Borrower, and by their consent hereto Parent and Inland Refining, hereby waive and release any claim against Agent, Noteholder or Collateral Agent arising from any loss, cost, expense, claim or liability incurred by any Related Person arising from any forward, swap or hedging agreement or contract entered into by any Related Person pursuant to the request of Agent as provided herein.

         Section 2.3. Additional Covenant. Section 6.6 of the Amended Agreement is hereby added as follows:

                  "Section 6.6. LockBox Management. Parent and Borrower shall, and shall cause Inland Refining to, direct all proceeds from the sales of crude oil and natural gas ("E&P revenue") and petroleum products ("refining revenue") to be deposited into one or more lockboxes in the name of Parent, Borrower or Inland Refining, as the case may be, and administered by U.S. Bank National Association subject to a first priority security interest securing the Bank Debt and a second priority security interest securing the Obligations. Parent and Borrower agree that if the proceeds of any E&P revenue or refining revenue shall be received by it or by any other Related Person, Parent shall as promptly as possible deposit such proceeds into the lockbox account, such account to be administered by and held at U.S. Bank, National Association. Until so deposited, all such E&P revenue and refining revenue proceeds shall be held in trust by Parent and shall not be commingled with any other funds or property of Parent."

                                  Article III.

                           Conditions of Effectiveness

         Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when Agent shall have received, at Agent's office.

                      (i) a counterpart of this Amendment executed and delivered by Borrower,

                      (ii) a certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness,


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                      (iii) evidence acceptable to Agent in its sole discretion
         that all of the conditions of effectiveness to the First Amendment of the Amended Bank Agreement in the form of Exhibit 1 hereto have been satisfied,

                      (iv) lockbox agreement executed and delivered by Parent, Borrower and Refining, in form and substance acceptable for U.S. Bank National Association and Agent,

                      (v) Warrants issued to purchase Fifty-Eight Thousand Five Hundred Twelve (58,512) shares of common stock of Inland Resources, Inc., in the form of Exhibit 2 hereto,

                      (vi) Warrant Agreement in the form of Exhibit 3 hereto, and

                      (vii) a First Amendment to the Amended and Restated Intercreditor Agreement in the form of Exhibit 4 hereto executed by all parties named therein.

                                   Article IV.

                         Representations and Warranties

         Section 4.1. Representations and Warranties of Borrower. In order to induce Agent and Noteholder to enter into this Amendment, Borrower represents and warrants to Agent and Noteholder that:

                      (a) The representations and warranties contained in
         Article V of the Amended Agreement are true and correct at and as of the time of the effectiveness hereof.

                      (b) Each of Borrower, Parent and Inland Refining is duly authorized to execute and deliver this Amendment and the documents listed in Sections 3.1(iv), (v), (vi) and (vii) (collectively, with this Amendment, the "Amendment Documents") to which it is a party and is and will continue to be duly authorized to perform its obligations under the Amended Agreement and the other Amendment Documents. Each of Borrower, Parent and Inland Refining has duly taken all action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents to which it is a party and to authorize the performance of the obligations of Borrower, Parent and Inland Refining hereunder and thereunder.

                      (c) The execution and delivery by each of Borrower, Parent and Inland Refining of this Amendment and the other Amendment Documents to which it is a party, the performance by each of Borrower, Parent and Inland Refining of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of organization and regulations of Borrower, Parent or Inland Refining, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, Parent or Inland Refining or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower, Parent or Inland Refining. Except for those which have been duly obtained, no consent, approval,


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         authorization or order of any court or governmental authority or this party is required in connection with the execution and delivery by each of Borrower, Parent or Inland Refining of this Amendment and the other Amendment Documents to which it is a party or to consummate the transaction contemplated hereby and thereby.

                      (d) When duly executed and delivered, each of this Amendment, the Amended Agreement and the other Amendment Documents will be a legal and binding instrument and agreement of Borrower, Parent and Inland Refining, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally. No setoff, defense or counterclaim exists with respect to any of the Obligations or otherwise with respect to any of the obligations or duties of any Related Person under or in respect of any of the Loan Documents.

                      (e) The unaudited quarterly financial statements of Borrower, Parent and Inland Refining dated as of December 31, 1998 fairly present the financial position at such date and the statement of operations and the changes in financial position for the period ending on such date for Borrower, Parent and Inland Refining. Copies of such financial statements have heretofore been delivered to Agent. Since December 31, 1998, no material adverse change has occurred in the financial condition or businesses of Borrower, Parent or Inland Refining.

                                   Article V.

                                  Miscellaneous

         Section 5.1. Ratification of Agreements; Release. The Amended Agreement as hereby amended is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Agent under the Amended Agreement or any other Loan Document nor constitute a waiver of any provision of the Amended Agreement or any other Loan Document. As further consideration and to induce the Agent and the Collateral Agent to enter into and grant the accommodations contained in this First Amendment, Borrower and by their consent hereto each of Parent and Inland Refining, hereby also compromises, releases and discharges the Noteholder, the Agent, Collateral Agent and their respective directors, officers, shareholders, agents, employees, representatives, attorneys, and their respective heirs, legal representatives, successors and assigns (collectively, the "Lending Parties") from any and all claims, demands, causes of action, remedies, suites, judgments, damages, expenses and liabilities (collectively, "Claims") of any nature whatsoever, whether now know, suspected or claimed, whether arising under common law, in equity, or under statute, which the Borrower, Parent or Inland Refining has against the Lending Parties which may have arisen at any time on or prior to the date hereof in connection with, arising out of or related to the Loans, the Agreement and all Loan Documents executed in connection therewith, or the enforcement or attempted enforcement by the Noteholder, Collateral Agent or Agent of any of their rights, remedies, or recourse related thereto.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower or any other Related Person herein shall survive the execution and


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delivery of this Amendment and the performance hereof and shall further survive until all of the Obligations are paid in full. All representations, warranties, acknowledgments and agreements contained in the Amended Agreement are hereby reconfirmed on and as of the date hereof. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Amended Agreement to Noteholder shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Amended Agreement.

         Section 5.3. Loan Documents. This Amendment and the other Amendment Documents are each a Loan Document, and all provisions in the Amended Agreement pertaining to Loan Documents apply hereto and thereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

                 THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.


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                  IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:                           INLAND PRODUCTION COMPANY



                                    By:
                                       ----------------------------------------
                                       Bill I. Pennington
                                       Chief Financial Officer

                                    Address:

                                    410 17th Street, Suite 700
                                    Denver, Colorado 80202
                                    Attention:  Kyle Miller
                                    Telephone:  (303) 893-0102
                                    Telecopy:  (303) 893-0103

PARENT:                             INLAND RESOURCES INC.



                                    By:
                                       ----------------------------------------
                                       Bill I. Pennington
                                       Chief Financial Officer

                                    Address:

                                    410 17th Street, Suite 700
                                    Denver, Colorado 80202
                                    Attention:  Kyle Miller
                                    Telephone:  (303) 893-0102
                                    Telecopy:  (303) 893-0103


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NOTEHOLDER:                         TRUST COMPANY OF THE WEST, a California
                                    trust company, as Sub-Custodian for Mellon
                                    Bank for the benefit of Account No.
                                    CPFF 873-3032



                                    By:
                                       ----------------------------------------
                                       Arthur R. Carlson
                                       Managing Director


                                    By:
                                       ----------------------------------------
                                       Marc MacAluso
                                       Senior Vice President

AGENT:                              TCW ASSET MANAGEMENT
                                    COMPANY, a California
                                    corporation, as Investment
                                    Manager under that certain
                                    Agreement dated as of June
                                    13, 1994, between TCW Asset
                                    Management Company and
                                    Morgan Stanley Group, Inc.



                                    By:
                                       ----------------------------------------
                                       Arthur R. Carlson
                                       Managing Director

                                    By:
                                       ----------------------------------------
                                       Marc MacAluso
                                       Senior Vice President

COLLATERAL AGENT:                   TCW ASSET MANAGEMENT COMPANY, a California
                                    corporation



                                    By:
                                       ----------------------------------------
                                       Arthur R. Carlson
                                       Managing Director

                                    By:
                                       ----------------------------------------
                                       Marc MacAluso
                                       Senior Vice President


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                              CONSENT AND AGREEMENT

                  Pursuant to the terms of that certain Amended and Restated Intercreditor Agreement dated September 11, 1998, among Borrower, Parent, Agent, the Banks, the Noteholder named therein, and the undersigned hereby consent to the foregoing First Amendment to Amended and Restated Credit Agreement.

Bank and Agent                         ING (U.S.) CAPITAL LLC (successor to ING
                                       (U.S.) Capital Corporation), as a Bank
                                       and as Agent



                                       By:
                                          -------------------------------------
                                          Christopher R. Wagner
                                          Vice President


Banks                                  U.S. BANK AND NATIONAL ASSOCIATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       MEESPIERSON CAPITAL CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



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                              CONSENT AND AGREEMENT

                  Parent and Inland Refining hereby consent to the provision of this Amendment and the transactions contemplated herein, and hereby ratify and confirm their respective Guaranty dated as of September 11, 1998, made by them for the benefit of Agent, and agree that their obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                                       INLAND RESOURCES, INC.

                                       By:
                                          -------------------------------------
                                          Bill I. Pennington
                                          Chief Financial Officer



                                       INLAND REFINING, INC.


                                       By:
                                          -------------------------------------
                                          Bill Fink
                                          President


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